Rule 424(b)(5)
Registration No. 333-58606

PRICING SUPPLEMENT NO. 3
Dated February 22, 2002

To Prospectus Dated April 20, 2001 (the “Prospectus”)

WASHINGTON GAS LIGHT COMPANY
MEDIUM-TERM NOTES, SERIES F
DUE ONE YEAR OR MORE FROM DATE OF ISSUE

Principal Amount: $25,000,000

[X] Fixed Rate Note	[ ] Floating Rate Note
[X] Book Entry Note	[ ] Certificated Note

Issue Price (as a percentage of principal amount):	100%

Original Issue Date:	February 27, 2002

Maturity Date:	February 27, 2012

Redemption:

[X] Optional Redemption:

Type:	[X] Make-whole redemption
Make-Whole Premium: 0.20%
[ ] Other Redemption
Initial Redemption Price:
Initial Redemption Date:
Percentage amount by which Initial Redemption Price decreases each year:

[ ] Other Redemption

Type:
Redemption price:
Redemption dates: Each payment date beginning

Applicable Only to Fixed Rate Notes:

Interest Rate: 6.00%

Interest Payment Dates: March 15 and September 15

Applicable Only to Floating Rate Notes:

Base Rate:	Maximum Interest Rate:
[ ] Commercial Paper Rate	Minimum Interest Rate:
[ ] Prime Rate	Interest Reset Dates:
[ ] CD Rate	Interest Reset Period:
[ ] Federal Funds Effective Rate	Interest Payment Dates:
[ ] LIBOR	Interest Payment Period:
[ ] Treasury Rate	Interest Determination Dates:
[ ] Other Rate

Initial Interest Rate:
Index Maturity:
Spread (plus or minus):
Spread Multiplier:

This Pricing Supplement relates to the original issuance and sale by Washington Gas Light Company of the Medium-Term Notes, Series F, described herein through Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as Agent.